UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2019

Central Index Key Number of the issuing entity: 0001769961

BANK 2019-BNK17

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001547361

Morgan Stanley Capital I Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0001102113

Bank of America, National Association

Central Index Key Number of the sponsor: 0000740906

Wells Fargo Bank, National Association

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-227446-03	13-3291626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 761-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 4, 2019, Morgan Stanley Capital I Inc. (the “Registrant”) caused the issuance of the BANK 2019-BNK17, Commercial Mortgage Pass-Through Certificates, Series 2019-BNK17 (the “Certificates”), pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

One mortgage loan, secured by the mortgaged property identified as “Great Wolf Lodge Southern California” on Exhibit B to the Pooling and Servicing Agreement (the “Great Wolf Lodge Southern California Mortgage Loan”), is an asset of the Issuing Entity and part of a whole loan (the “Great Wolf Lodge Southern California Whole Loan”) that includes the Great Wolf Lodge Southern California Mortgage Loan, four pari passu promissory notes (the “Pari Passu Companion Loans”) and one subordinate promissory note (the “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Loan are not assets of the Issuing Entity. The Pooling and Servicing Agreement provides that the Great Wolf Lodge Southern California Whole Loan will be serviced and administered (i) prior to the securitization of promissory note A-1 (the “Servicing Shift Lead Note”), under the Pooling and Servicing Agreement, and (ii) from and after the securitization of the Servicing Shift Lead Note, under the pooling and servicing agreement entered into in connection with that securitization.

The Servicing Shift Lead Note was securitized on May 14, 2019 in connection with the issuance of a series of mortgage pass-through certificates entitled Wells Fargo Commercial Mortgage Trust 2019-C50, Commercial Mortgage Pass-Through Certificates, Series 2019-C50. Consequently, the Great Wolf Lodge Southern California Mortgage Loan is being serviced and administered under the pooling and servicing agreement entered into in connection with such securitization, dated as of May 1, 2019 (the “WFCM 2019-C50 PSA”), between Wells Fargo Commercial Mortgage Securities Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (the “Non-Serviced Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Non-Serviced Special Servicer”), Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, Wells Fargo Bank, National Association, as certificate administrator, and Wilmington Trust, National Association, as trustee. The WFCM 2019-C50 PSA is attached hereto as Exhibit 4.4.

The servicing terms of the WFCM 2019-C50 PSA will be substantially similar to the servicing terms of the Pooling and Servicing Agreement applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth under “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General” in the prospectus relating to the Certificates, dated March 25, 2019 (the “Prospectus”), and the following:

•	Under the WFCM 2019-C50 PSA, the related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Great Wolf Lodge Southern California Mortgage Loan that is calculated at 0.00250% per annum (which includes any applicable sub-servicing fee rate).
•	Under the WFCM 2019-C50 PSA, upon the related Whole Loan becoming a specially serviced loan under the WFCM 2019-C50 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.2500% per annum, until such time as such Whole Loan is no longer specially serviced, subject to a monthly minimum fee of $3,500.
•	Under the WFCM 2019-C50 PSA, in connection with a workout of the related Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan for so long as it remains a corrected Whole Loan, subject to a minimum fee of $25,000 with respect to any particular workout of such Whole Loan. Such workout fee is not subject to a cap.

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•	Under the WFCM 2019-C50 PSA, the related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such liquidation fee is subject to a minimum fee of the lesser of (i) 3% and (ii) $25,000 with respect to such Whole Loan. Such liquidation fee is not subject to a cap.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

4.4	Pooling and Servicing Agreement, dated as of May 1, 2019, between Wells Fargo Commercial Mortgage Securities Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY CAPITAL I INC.

By:	/s/ Jane Lam
Name: Jane Lam Title: Vice President

Dated: May 20, 2019

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